SECURITY AGREEMENT

This Security Agreement is entered into on MARCH 31, 2017, by New Age Beverages Corporation (“NBEV” or “Debtor”) in favor of Sunkist Growers, Inc. (“Collateral Agent”) for the benefit of the Investors as defined in the Secured Loan Agreement dated as of June 11, 2008, as amended, between Maverick Brands LLC (“Maverick”) and the Investors (the “Loan Agreement”). NBEV and the Collateral Agent may be referred to individually as a “Party” or collectively as “Parties” herein.

Recitals

WHEREAS each Investor is the holder of a Secured Promissory Note in aggregate principal amount of $1,439,008 (each a “Note” and collectively, the “Notes”) issued pursuant to the Loan Agreement and secured by certain collateral pursuant to the terms of an Assignment and Security Agreement (the “Maverick Security Agreement”) made as of June 11, 2008 by Maverick in favor of the Collateral Agent on behalf of the Investors;

WHEREAS each Investor appointed Sunkist Growers, Inc. as the collateral agent with authority to take such action on behalf of Investors and to exercise such powers, rights and remedies and perform such duties under the Maverick Security Agreement and the Notes as delegated or granted by the Maverick Security Agreement and such actions, powers, rights and remedies reasonably incidental thereto;

WHEREAS NBEV is entering into an Asset Purchase Agreement dated the date hereof by and between NBEV and Maverick whereby Maverick will sell substantially all its assets to NBEV, and NBEV will assume certain liabilities of Maverick, including the liabilities, responsibilities and obligations of Maverick under the Loan Agreement and the Notes (the “Transaction”); and

WHEREAS, in order to induce the Investors to consent to the Transaction and waive certain rights with respect to the Loan Agreement, the Notes and the Maverick Security Agreement, NBEV has agreed to grant a secondary security interest in all of its inventory and accounts receivable to the Collateral Agent for the benefit of the Investors for purposes of securing NBEV’s obligations to the Investors under the Notes.

NOW THEREFOR, in consideration of the foregoing, the Debtor grants to the Collateral Agent a secondary security interest (which shall be subordinate to the senior security interest held by, or to be held by, US Bank) for the benefit of Investors in the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, referred to in this Security Agreement as the “Collateral”:

Inventory and Receivables of New Age Beverages Corporationto secure (i) prompt and complete payment and performance of the Debtor’s indebtedness, both principal and interest, to Investors under the Notes, (ii) all other obligations and liabilities of the Debtor to Investors incurred at any time pursuant to the Notes or this Security Agreement, and (iii) all costs and expenses, including attorneys’ fees and court costs, incurred at any time by Collateral Agent in collecting any such indebtedness and other obligations or in enforcing any of the Investors’ rights and interests hereunder or under any other document referred to above.

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Covenants and Warranties

Debtor represents, warrants, covenants and agrees as follows:

1. The Collateral is to be used in Debtor’s business.

2. The Collateral will be kept at the Debtor’s principal place of business and at the locations specified below:

Description	Location
Inventory and Receivables	180 West Dayton Street Warehouse 102 Edmonds, WA 98020

3. Neither the execution and delivery of this Security Agreement, nor the consummation of any transaction contemplated hereby, nor the performance of this Security Agreement conflicts with or results in a breach of any agreement to which Debtor is a party or by which Debtor is bound.

4. Neither the execution and delivery of this Security Agreement nor the consummation of any transaction contemplated hereby, nor the fulfillment of the terms of this Security Agreement has constituted or resulted in, or will constitute or result in, the violation of any law, judgment, decree or governmental or administrative order, rule or regulation applicable to the Debtor. No consent of any other person (including without limitation any shareholder or creditor of Debtor) is required in connection with the execution, delivery, performance, validity or enforceability of this Security Agreement.

5. This Security Agreement creates, and in the case of after-acquired Collateral, this Security Agreement will create at the time Debtor first has rights in such after-acquired Collateral, in favor of Collateral Agent, a valid and perfected security interest in the Collateral, which will be securing the payment and performance of the obligations evidenced by the Notes, subject only to the senior security interest held by US Bank.

6. All information heretofore, herein, or hereafter supplied to Collateral Agent by or on behalf of Assignor with respect to the Collateral is, or will be, accurate and complete in all material respects.

7. Debtor shall not enter into any agreement that would impair or conflict with Debtor’s obligation hereunder without Collateral Agent’s prior written consent.

8. Title. Except for the security interest granted by this Security Agreement, which is a secondary security interest behind the senior security interest held, or to be held by, US Bank, the Debtor has, or on acquisition will have, full title to the Collateral free from any lien, security interest, encumbrance, or claim, and the Debtor, at the Debtor’s cost and expense, will defend any action that may affect the Investors’ secondary security interest in, or the Debtor’s title to, the Collateral.

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9. Financing Statement. No financing statement covering the Collateral or any part of it or any proceeds of it other than the financing statement executed in conjunction with this Security Agreement is on file in any public office other than those that reflect the security interest created by this Security Agreement. It is acknowledged that US Bank may file a financing statement to secure its senior secured interest in the Collateral. At the Collateral Agent’s request, the Debtor will join in executing and filing all necessary financing statements in forms satisfactory to the Collateral Agent and will further execute all other instruments and take all other action deemed necessary by the Collateral Agent.

10. Sale, Lease, or Disposition of Collateral. The Debtor will not sell, contract to sell, lease, encumber, or dispose of the Collateral or any interest in it without the written consent of the Collateral Agent unless in connection with such transaction required by the senior security interest held by, or to be held by, US Bank, this Security Agreement and all debts secured by it have been fully satisfied.

11. Insurance. Until final termination of this Security Agreement, the Debtor, at the Debtor’s own cost and expense, will insure the Collateral against the casualties and in the amounts that the Collateral Agent deems reasonable (consistent with the past practices of the Debtor), with a loss payable clause in favor of the Debtor and Collateral Agent as their interests may appear.

12. Protection of Collateral. The Debtor will keep the Collateral in good order and repair and will not waste or destroy the Collateral or any part of it. The Debtor will not use the Collateral in violation of any statute or ordinance, and the Collateral Agent will have the right to examine and inspect the Collateral at any reasonable time.

13. Taxes and Assessments. The Debtor will pay promptly when due all taxes and assessments on the Collateral, or any part of the Collateral, or for its use and operation.

14. Location and Identification. The Debtor will keep the Collateral separate and identifiable and at the addresses shown above, and will not remove the Collateral from that address without the Collateral Agent’s written consent, for as long as this Security Agreement remains in effect.

15. Security Interest in Proceeds and Accessions. The Debtor grants to the Collateral Agent on behalf of Investors a secondary security interest (subordinate to the senior secured interest held by US Bank, or to be held by US Bank) in and to all proceeds (including insurance proceeds), increases, substitutions, replacements, additions, and accessions to the Collateral and to any part of the Collateral and to all records and data relating to any of the Collateral.

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16. Payment. The Debtor will pay the Notes secured by this Security Agreement and any renewal or extension of it and any other indebtedness secured by this Security Agreement in accordance with the terms and provisions of the indebtedness. On full payment by the Debtor of all indebtedness secured by this Security Agreement in accordance with this Security Agreement, this Security Agreement will expire, and the Investor’s security interest in the Collateral, as set forth in this Security Agreement, will terminate.

17. Change of Place of Business. The Debtor will promptly notify the Collateral Agent of any change of the Debtor’s chief place of business, or place where records concerning the Collateral are kept.

18. Time of Performance and Waiver. In performing any act under this Security Agreement and the Notes, time is of the essence. The Collateral Agent’s acceptance of partial or delinquent payments, or the failure of the Collateral Agent to exercise any right or remedy, will not constitute a waiver of any obligation of the Debtor or right of the Collateral Agent or Investors and will not constitute a waiver of any other similar default that occurs later.

19. Default. The Debtor will be in default under this Security Agreement on the occurrence of any of the following events or conditions (each a “Default”):

(a) Default in the payment or performance when due of any Notes secured by this Security Agreement;

(b) Any warranty, representation, or statement made or furnished to the Collateral Agent by or on behalf of the Debtor proves to have been false in any material respect when made or furnished;

(c) Loss, theft, substantial damage, destruction, sale, or encumbrance to or of any of the Collateral, or the making of any levy, seizure, or attachment of or on the Collateral, except for sales of the Collateral related to the senior security interest held by, or to be held by, US Bank;

(d) Death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the Collateral, assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency law by or against the Debtor; and

(e) An Event of Default as defined in the Notes;

20. Remedies. On the occurrence of any Default, and at any later time, the Collateral Agent may declare all obligations secured due and payable immediately and may proceed to enforce payment and exercise any and all of the rights and remedies provided by the Colorado Commercial Code as well as other rights and remedies either at law or in equity possessed by the Collateral Agent, subject to the senior secured interest held by, or to be held by, US Bank. Without limiting the generality of foregoing, the Collateral Agent, for itself or on behalf of all Investors, may, in its discretion pursue its rights under the Notes without seeking a remedy under this Security Agreement.

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21. Governing Law. This Security Agreement will be construed in accordance with the Colorado Commercial Code and other applicable laws of the State of Colorado. All obligations of the parties created under this Security Agreement are performable in Colorado.

22. Parties Bound. This Security Agreement will be binding on and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns as permitted by this Security Agreement.

23. Validity and Construction. If any one or more of the provisions contained in this Security Agreement is for any reason held to be invalid, illegal, or unenforceable, the invalidity, illegality, or unenforceability of that provision will not affect any other provision of this Security Agreement, and this Security Agreement will be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.

24. Sole Agreement. This Security Agreement constitutes the only agreement of the parties, and supersedes any prior understandings or written or oral agreements between the parties, respecting the subject matter of this Security Agreement.

25. Commercial Code Definitions Applicable. All terms used in this Security Agreement that are defined in the Colorado Commercial Code (“Code”) will have the same meaning in this Security Agreement as in the Code.

26. Successors and Assigns. Subject to any limitations stated in this Security Agreement on transfer of the Debtor’s interest, this Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than the Debtor, Collateral Agent, without notice to the Debtor, may deal with the Debtor’s successors with reference to this Security Agreement and the indebtedness by way of forbearance or extension without releasing the Debtor from the obligations of this Security Agreement or liability under the indebtedness.

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27. Indemnity; Attorneys’ Fees; Expenses. Debtor shall defend, indemnity and hold harmless Collateral Agent and the Investors and each of their respective officers, directors, employees, owners, insurers and agents against: (a) all obligations, demands, claims and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement; and (b) all losses or expenses in any way suffered, incurred, or paid by Collateral Agent or any Investor as a result of or in any way arising out of, following or consequential to transactions between Collateral Agent, the Investors and Debtor under this Security Agreement (including without limitation reasonable attorneys’ fees and expenses). Debtor agrees to pay upon demand all of Collateral Agent’s costs and expenses, including Collateral Agent’s attorneys’ fees and Collateral Agent’s legal expenses, incurred in connection with the enforcement of this Agreement, Collateral Agent may hire or pay someone else to help enforce this Agreement, and the Debtor shall pay the costs and expenses of such enforcement. Costs and expenses include Collateral Agent’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. The Debtor also shall pay all court costs and such additional fees as may be directed by the court.

28. No Waiver by Collateral Agent. Collateral Agent shall not be deemed to have waived any rights under this Security Agreement unless such waiver is given in writing and signed by Collateral Agent. No delay or omission on the part of Collateral Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver by Collateral Agent of a provision of this Security Agreement shall not prejudice or constitute a waiver of Collateral Agent’s right otherwise to demand strict compliance with that provision or any other provision of this Security Agreement. No prior waiver by Collateral Agent, nor any course of dealing between Collateral Agent and the Debtor, shall constitute a waiver of any of Collateral Agent’s rights or of any of the Debtor’s obligations as to any future transactions. Whenever the consent of Collateral Agent is required under this Security Agreement, the granting of such consent by Collateral Agent in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Collateral Agent.

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In witness whereof, the parties have signed this Security Agreement on the date set forth above.

New Age Beverages Corporation

Signed:
By:	Brent Willis
Title:	CEO

Signed:
By:
Title:

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